EX-99.B-77Q1(a)

SUB-ITEM 77Q1(a): Material amendments to the registrant’s charter or by-laws.

IVY FUNDS

Supplement dated September 18, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017, August 10, 2017 and August 18, 2017

Effective immediately, the following expense examples replace the Class E shares in the “Example” section for the following funds on pages 5, 9-10, 14-15, 24-25, 29-30, 40, 55, 67, 116, 123, 135, 140, 168-169 and 174-175. The expense examples for Class E shares are the same regardless of whether you redeem your shares at the end of these periods.

	1 Year	3 Years	5 Years	10 Years
Ivy Core Equity Fund Class E Shares	$382	$720	$1,080	$2,085
Ivy Dividend Opportunities Fund Class E Shares	382	749	1,139	2,224
Ivy Large Cap Growth Fund Class E Shares	384	710	1,057	2,026
Ivy Mid Cap Growth Fund Class E Shares	399	784	1,192	2,327
Ivy Mid Cap Income Opportunities Fund Class E Shares	392	691	1,009	1,901
Ivy Small Cap Growth Fund Class E Shares	404	801	1,222	2,390
Ivy Advantus Bond Fund Class E Shares	371	670	989	1,883
Ivy High Income Fund Class E Shares	380	689	1,019	1,942
Ivy Global Income Allocation Fund Class E Shares	418	821	1,247	2,430
Ivy International Core Equity Fund Class E Shares	397	774	1,174	2,286
Ivy Advantus Real Estate Securities Fund Class E Shares	412	825	1,263	2,474
Ivy Asset Strategy Fund Class E Shares	372	682	1,011	1,935
Ivy Natural Resources Fund Class E Shares	396	892	1,413	2,840
Ivy Sciences and Technology Fund Class E Shares	399	770	1,163	2,258

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IVY FUNDS

Supplement dated August 10, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

as supplemented July 14, 2017

The following replaces the “Portfolio Manager” section for Ivy Small Cap Core Fund on page 37:

Portfolio Managers

Kenneth G. Gau, Senior Vice President of IICO, has managed the Fund since August 2014, and Scott R. Sullivan, Vice President of IICO, has managed the Fund since August 2017.

The following replaces the first two sentences of the sole paragraph of the “The Management of the Funds – Portfolio Management – Ivy Small Cap Core Fund” section on page 245:

Kenneth G. Gau and Scott R. Sullivan are primarily responsible for the day-to-day portfolio management of Ivy Small Cap Core Fund. Mr. Gau has held his Fund responsibilities since August 2014. He is Senior Vice President of IICO and WRIMCO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager.

The following is inserted as a new paragraph immediately following the sole paragraph of the “The Management of the Funds – Portfolio Management – Ivy Small Cap Core Fund” section on page 245:

Mr. Sullivan has held his Fund responsibilities since August 2017. He is Vice President of IICO, Vice President of the Trust, and Vice President of and portfolio manager for another investment company for which IICO serves as investment manager. Mr. Sullivan joined Waddell & Reed in 2007 as an equity investment analyst. He has served as Assistant Vice President and assistant portfolio manager for other investment companies managed by IICO since 2014. He earned a BA in Economics from Tufts University, and holds an MBA with an emphasis in Applied Security Analysis from the University of Wisconsin-Madison.

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IVY FUNDS

Supplement dated July 14, 2017 to the

Ivy Funds Prospectus

dated July 5, 2017

The following replaces the “Portfolio Manager” section for Ivy Balanced Fund on page 150:

Portfolio Managers

Matthew A. Hekman, Vice President of IICO, has managed the Fund since August 2014, and Rick Perry, Senior Vice President of IICO, has managed the Fund since July 2017.

The following replaces the first sentence of the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Balanced Fund” section on page 241:

Ivy Balanced Fund: Matthew A. Hekman and Rick Perry are primarily responsible for the day-to-day portfolio management of Ivy Balanced Fund. Mr. Hekman has held his Fund responsibilities since August 2014.

The following is inserted as a new paragraph immediately following the first paragraph of the “The Management of the Funds — Portfolio Management — Ivy Balanced Fund” section on page 242:

Mr. Perry has held his responsibilities for the Fund since July 2017. He is Senior Vice President of IICO and WRIMCO, Vice President of the Trust and Vice President of and portfolio manager for other investment companies for which IICO or WRIMCO serve as investment manager. Mr. Perry joined WRIMCO in October 2015 as a portfolio manager. Prior to joining WRIMCO, he had served as head of investment grade credit for Aegon USA Investment Management since 2006 and had previously served as a portfolio manager with Aegon since 2001. Mr. Perry graduated from Central College in 1989 with a BA in Accounting and in Business Management and earned an MBA with a concentration in Investments from the University of Iowa in 1992. Mr. Perry is a Chartered Financial Analyst and a Certified Public Accountant.

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IVY FUNDS

Supplement dated July 14, 2017 to the

Ivy Funds Statement of Additional Information

dated July 5, 2017

The following is inserted immediately preceding the “Portfolio Managers — Portfolio Managers employed by IICO — Conflicts of Interest” section on page 126:

The following table provides information relating to the co-portfolio manager of the specified Fund as of June 30, 2017:

Rick Perry—Ivy Balanced Fund*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed**	4	0	0
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	0
Assets Managed (in millions)**	$1,938.9	$0	$0
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$0

*	Mr. Perry assumed co-investment management responsibilities for Ivy Balanced Fund effective July 2017.
**	This data does not include Ivy Balanced Fund, since Mr. Perry was not the portfolio manager of Ivy Balanced Fund on June 30, 2017.

The following is inserted immediately following the “Portfolio Managers — Portfolio Managers employed by IICO — Ownership of Securities” table on page 129:

As of June 30, 2017, the dollar range of shares beneficially owned by the portfolio manager noted below was:

	Fund(s) Managed in the Ivy Family of Funds	Dollar Range of Fund Shares Owned	Dollar Range of Shares Owned in Similarly Managed Funds within the Fund Complex	Dollar Range of Shares Owned in the Fund Complex

Rick Perry	Ivy Balanced[1]	$50,001 to $100,000	$0	$50,001 to $100,000

[1]	Mr. Perry assumed co-investment management responsibilities for Ivy Balanced Fund effective July 2017.

The following is inserted immediately preceding the “Portfolio Managers — Portfolio Managers employed by Advantus Capital Management, Inc.” section on page 130:

As of June 30, 2017, the dollar range of shares deemed owned by the portfolio manager noted below was:

Manager	Fund(s) Managed in the Ivy Family of Funds	Dollar Range of Fund Shares Deemed Owned in Fund(s) or Similarly Managed Style[1]	Dollar Range of Shares Deemed Owned in the Fund Complex

Rick Perry	Ivy Balanced[2]	$0	$50,001 to $100,000

[1]	Shares deemed to be owned in any Fund or similarly managed style within the Fund Complex which is managed by the portfolio manager.
[2]	Mr. Perry assumed co-investment management responsibilities for Ivy Balanced Fund effective July 2017.

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IVY FUNDS

Supplement dated April 7, 2017 to the

Ivy Funds Prospectus

dated July 29, 2016

as supplemented September 30, 2016, October 13, 2016, December 29, 2016, January 12, 2017, January 25, 2017, February 22, 2017 and March 2, 2017

Effective April 10, 2017, additional sales charge reduction and waiver categories will be added to certain share classes of the Funds for purchases through specific intermediaries. Therefore, the prospectus is amended as follows:

The following is inserted as a new bullet point immediately following the second bullet point of the “Ivy Funds — You can get more information about each Fund in the — ” section on page 329:

∎

Appendix A to the Prospectus —Intermediary Sales Charge Discounts and Waivers, which contains more information about specific sales charge discounts and waivers available for shareholders who purchase Fund shares through a specific financial intermediary.